                                                                    EXHIBIT 10.5

                               DISMISSAL AGREEMENT

     This Dismissal Agreement (this "Agreement") is entered into as of February 27, 2006 by and among King Pharmaceuticals, Inc., a Tennessee corporation with a principal place of business at 501 Fifth Street, Bristol, TN 37620 ("King"), Cobalt Pharmaceuticals, Inc., a Canadian company with a principal place of business at 6500 Kitimat Road, Mississauga, Ontario LN5 2Bb ("Cobalt"), and Aventis Pharma Deutschland GmbH, a German limited liability company with a principal place of business at Industriepark Hoechst, 65926 Frankfurt am Main, Germany ("Aventis"). King, Cobalt and Aventis are collectively referred to herein as the "Parties" and individually as a "Party."

                                    RECITALS

     WHEREAS, on December 17, 1998, Aventis entered into the Product Agreement (as hereinafter defined) with King, granting to King certain rights in and to the compound Ramipril (as hereinafter defined) in the Territory (as hereinafter defined), including, without limitation, certain patent rights;

     WHEREAS, King sells the Product branded under the name Altace(R) in a capsule form in the Territory;

     WHEREAS, on November 26, 2002, Cobalt filed an ANDA (as hereinafter defined) with the FDA (as hereinafter defined) seeking approval to market a Generic Product (as hereinafter defined) in capsule form in the Territory;

     WHEREAS, on March 14, 2003, Aventis and King filed the Lawsuit (as hereinafter defined) alleging that the Generic Product infringes certain patent rights of Aventis and King;

     WHEREAS, at the urging of the Court (as hereinafter defined), the Parties have negotiated the terms of a proposed settlement of the Lawsuit; and

     WHEREAS, the Parties want to avoid the expense of litigation and settle the Lawsuit on the terms and conditions set forth below;

     NOW, THEREFORE, in accordance with the foregoing recitals, and in consideration of the mutual covenants contained herein, King, Cobalt, and Aventis agree as follows:

                                    AGREEMENT

1.   DEFINITIONS

     1.1  "'722 Patent" means United States Patent Number 5,061,722.

     1.2  "'856 Patent" means United States Patent Number 5,403,856.

                        CONFIDENTIAL TREATMENT REQUESTED

     1.3 "Act" means the United States Federal Food, Drug and Cosmetic Act, as amended.

     1.4 "Affiliate" means any corporation, firm, partnership, or other entity that directly or indirectly controls or is controlled by or is under common control with a party. For purposes of this definition, "control" means ownership, directly or through one or more Affiliates, of (a) fifty percent (50%) or more of the shares or voting rights in case of a corporation or limited company, (b) fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, (c) fifty percent (50%) or more of the equity or controlling interests in the case of any other type of legal entity (including, without limitation, joint ventures) or status as a general partner in any partnership, or (d) any other arrangement whereby a party controls or has the right to control the Board of Directors or equivalent governing body of an entity.

     1.5 "Agreement" has the meaning set forth in the preamble.

     1.6 "ANDA" means the Abbreviated New Drug Application Number 76-549 filed by Cobalt with the FDA on November 26, 2002.

     1.7 "Applicable Law" means applicable United States (federal or state) and foreign laws, rules, regulations, guidelines and standards, including, but not limited to, those of the FDA and comparable foreign regulatory authorities, including without limitation the Act.

     1.8 "Asserted Patents" means, collectively, the '722 Patent and the '856 Patent.

     1.9 "Aventis" has the meaning set forth in the preamble.

     1.10 "Cobalt" has the meaning set forth in the preamble.

     1.10A "Court" means the United States District Court for the District of Massachusetts, in which the Lawsuit was filed.

     1.11 "Dispute" has the meaning set forth in Section 5.6.

     1.12 "Effective Date" has the meaning set forth in Section 2.4.

     1.13 "FDA" means the United States Food and Drug Administration or any successor organization and all agencies under their direct control.

     1.14 "FTC" means the Federal Trade Commission or any successor organization and all agencies under their direct control.

     1.15 "Generic Product" means the product for which Cobalt filed the ANDA.

     1.16 "King" has the meaning set forth in the preamble.

     1.17 "Lawsuit" means the civil action filed by Aventis and King against Cobalt in the United States District Court for the District of Massachusetts captioned Aventis Pharma

Deutschland GMBH and King Pharmaceuticals, Inc. v. Cobalt Pharmaceuticals, Inc., Civil Action No. 03-10492JLT.

     1.17A "Medicare Reform Act" means the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, Pub. L. No. 108-173, Title XI, Subtitle B, 117 Stat. 2066, 2461-64 (2003).

     1.18 "Party" or "Parties" has the meaning set forth in the preamble.

     1.19 "Product" means a pharmaceutical product containing the active ingredient Ramipril as approved by the FDA under New Drug Application Number 19-901.

     1.20 "Product Agreement" means the U.S. Product Agreement entered into by and between Aventis (formerly, "Hoechst Marion Roussel, Inc." and "Hoechst Marion Roussel Deutschland GMBH") and King effective December 17, 1998, as the same may be, or may have been, amended from time to time.

     1.21 "Ramipril" means the compound (2S,3aS,6aS)-1[(S)-N-[(S)-1-Carboxy-3-phenylpropyl]alanyl]octahydrocyclopenta[b]pyrrole-2-carboxylic acid, 1-ethyl ester.

     1.22 "Term" has the meaning set forth in Section 4.1.

     1.23 "Territory" means the United States.

     1.24 "Third Party" means any person other than a Party or an Affiliate of a Party.

2.   DISMISSAL TERMS

     2.1 Dismissal. Within three (3) days of the Effective Date, the Parties will jointly file a stipulation of dismissal in the form attached hereto as Exhibit A with the United States District Court for the District of Massachusetts dismissing all of King's and Aventis's claims in the Lawsuit against Cobalt without prejudice. The Parties agree that the Lawsuit record, including without limitation all rulings by the Court, shall be binding, subject to any rights of appeal, on the Parties in the event any of King's or Aventis's claims are reasserted by any Party hereto.

     2.2 Generic Product. Neither Cobalt nor any Affiliate of Cobalt will launch the Generic Product without providing at least thirty (30) days' prior notice in writing of such launch to King and Aventis. Cobalt will notify King and Aventis in writing at least thirty (30) days prior to transferring or assigning the ANDA to an Affiliate or a Third Party or granting any license, manufacturing, marketing or other right to an Affiliate or a Third Party. In the event of any such transfer, assignment or grant of rights, Cobalt will bind any such Affiliate or Third Party to comply with the obligation to provide King and Aventis at least thirty (30) days' prior notice in writing of a launch of the Generic Product. The Parties acknowledge and agree that remedies at law are inadequate to protect against any breach of any of the provisions of this
Section 2.2 by Cobalt or King or by their employees, agents, Affiliates, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, notwithstanding any other provision of this Agreement, Aventis and its Affiliates shall be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Section 2.2.

     2.3 FTC Filings. Within five (5) days of execution and delivery hereof by all Parties hereto, Aventis will either (a) file a copy of this Agreement with the FTC and the state attorneys general in connection with Aventis' consent decree with the FTC relating to diltiazem and notify Cobalt and King of such filing and the date thereof or (b) notify King and Cobalt that Aventis has elected not to so file. This Agreement shall further be disclosed by each Party to the FTC and to federal and state governmental or regulatory authorities to the extent required by Applicable Law, including without limitation the Medicare Reform Act.

     2.4 Effective Date. In the event that Aventis makes the filing described in
Section 2.3(a), and subject to Section 4.2 of this Agreement, this Agreement shall not become effective (except for the provisions in Section 2.3 requiring Aventis to notify FTC within five (5) days of execution, which shall become effective on execution of this Agreement by all Parties hereto) until thirty-five (35) days shall have elapsed following the execution of this Agreement by all Parties hereto. In the event that Aventis elects not to make such filing, as described in Section 2.3(b), this Agreement shall not become effective until five (5) days shall have elapsed following the execution of this Agreement by all Parties hereto. The date on which this Agreement becomes effective in accordance with this Section 2.4 shall be the "Effective Date" of this Agreement.

3.   REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of King.

          (a) Corporate Power. King is organized and validly existing under the laws of the State of Tennessee and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

          (b) Due Authorization. King is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) Binding Agreement. This Agreement is a legal and valid obligation binding upon King and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by King does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

          (d) No Side Agreements. Except as otherwise previously disclosed to Aventis in writing on February 13, 2006, neither King nor any Affiliate of King has entered into any agreement of any kind with Cobalt or any Affiliate of Cobalt with respect to the manufacture, use, offer for sale, sale or importation of Ramipril, Product, Generic Product or the NDA or ANDA.

     3.2 Representations and Warranties of Aventis.

          (a) Corporate Power. Aventis is organized and validly existing under the laws of Germany and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

          (b) Due Authorization. Aventis is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) Binding Agreement. This Agreement is a legal and valid obligation binding upon Aventis and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Aventis does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

     3.3 Representations and Warranties of Cobalt.

          (a) Corporate Power. Cobalt is organized and validly existing under the laws of Canada and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

          (b) Due Authorization. Cobalt is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) Binding Agreement. This Agreement is a legal and valid obligation binding upon Cobalt and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Cobalt does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

     3.4 Disclaimer; Limitations. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE PRECEDING REPRESENTATIONS AND WARRANTIES ARE THE PARTIES' ONLY REPRESENTATIONS AND WARRANTIES CONCERNING THE LAWSUIT AND ARE MADE EXPRESSLY IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED.

4.   TERM AND TERMINATION

     4.1 Term. Unless earlier terminated as set forth in Section 4.2, this Agreement will commence on the Effective Date and will continue in effect until the expiration of the Asserted Patents (the "Term").

     4.2 Termination. This Agreement may only be terminated as follows:

          (a) upon mutual written agreement of Aventis, King and Cobalt; or

          (b) by any Party upon three (3) months' prior written notice if any other Party is in material breach of this Agreement and fails to cure that breach within such three (3)-month period; or

          (c) by each Party, at its sole and exclusive option, in the event that any of the following events shall occur after Aventis provides notification of this Agreement to the FTC, DOJ and state attorneys general in accordance with
Section 2.3 of this Agreement: (i) any injunction or other order shall have been entered or enforced by any court or governmental or regulatory authority of competent jurisdiction making illegal, or otherwise prohibiting, the consummation of any matter or transaction contemplated by this Agreement or (ii) any injunction or enforcement action shall be pending or threatened by or before any governmental or regulatory authority against any Party to this Agreement seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement or (iii) any state or federal investigation shall have been commenced relating to this Agreement.

     4.3 Survival. The terms of Articles 4 and 5 will survive any expiration or termination of this Agreement.

5.   MISCELLANEOUS

     5.1 Public Announcements. No Party nor any Affiliate of any Party will make any publicity releases, interviews, or other dissemination of information concerning this Agreement or its terms, or any Party's or its Affiliates' performance hereunder, to communication media, financial analysts, or others without the approval of the other Parties, which approval will not unreasonably be withheld. Any Party may, upon notice to the other Parties and after providing the other Parties with the opportunity to comment, to the extent practicable, make any disclosure in filings with regulatory agencies as required by law or applicable court order.

     5.2 Force Majeure. No Party nor any Affiliate of any Party will be liable for any default or delay in such Party's or its Affiliate's performance if such default or delay is caused by an event beyond the reasonable control of such Party or its Affiliate, including, but not limited to: act of God; war or insurrection; civil commotion; destruction of essential facilities or materials by earthquake, fire, flood or storm; labor disturbance; epidemic; or other similar event; provided, however, that the Party or Affiliate so affected will give prompt notice of such event to the other Parties to this Agreement, and will use its commercially reasonable efforts to avoid, remove or alleviate such causes of nonperformance and will continue performance hereunder with the utmost dispatch whenever such causes are removed.

     5.3 Entire Agreement. This Agreement and stipulation of dismissal in the form attached hereto as Exhibit A (which is herein incorporated by reference), constitute the entire agreement between the Parties and the Affiliates of each pertaining to the subject matter hereof, and this Agreement supersedes, on its Effective Date, any other agreements, understandings, promises and representations, whether written or oral, between the Parties and such Affiliates relating to the same subject matter save for where otherwise expressed in this Agreement. No agent of any Party or any of its Affiliates is authorized to make any representation, promise, or warranty not contained in this Agreement.

     5.4 Amendment and Waiver. This Agreement may only be amended by the Parties in writing, making specific reference to this Agreement; provided that the same is signed by all Parties. No course of dealing between the Parties and any of their Affiliates or failure by any Party or any Affiliate thereof to exercise any right or remedy hereunder will constitute an amendment to this Agreement or a waiver of any other right or remedy or the later exercise of any right or remedy.

     5.5 Governing Law. This Agreement will be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to any choice of law provisions. Each Party and each Affiliate of each Party hereby submits itself for the sole purpose of this Agreement and any controversy arising hereunder to the jurisdiction of the courts located in the District of Massachusetts and any courts of appeal therefrom, and waives any objection on the grounds of lack of jurisdiction (forum non conveniens or otherwise) to the exercise of such jurisdiction over it by any such courts.

     5.6 Dispute Resolution. Any controversy, claim, or dispute arising out of or relating to this Agreement (other than any controversy, claim or dispute described in Sections 2.1 and 2.2 of this Agreement) (collectively, a "Dispute") will be attempted to be settled by the Parties and their Affiliates, in good faith. In the event that there is no resolution of such Dispute, it will further be submitted to appropriate senior management representatives of each Party in a good faith effort to effect a mutually acceptable resolution thereof. Only if such efforts are not successful will such Dispute be resolved by binding arbitration. Such arbitration will take place in New York, New York and it will proceed in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Within ten (10) days from the filing of the demand or submission, or longer if the Parties agree, the Parties will each select one arbitrator. Judgment upon the award rendered by arbitration will be binding and may be entered in any court having jurisdiction thereof. Costs of arbitration are to be divided by the Parties in the following manner: Each Party will pay for the arbitrator it chooses and each Party will otherwise bear its own costs.

     5.7 Assignment. No Party may assign any right or obligation hereunder without the written consent of the other Parties, such consent not to be unreasonably withheld; provided that each Party may assign this Agreement and the rights, obligations, and interests of such Party, in whole or in part, to any of its Affiliates (for so long as they remain Affiliates) or to any Third Party that succeeds to all or substantially all of a Party's business or assets relating to this Agreement, whether by sale, merger, operation of law, or otherwise, or to one or more financial institutions providing financing to such Party, pursuant to the terms of the relevant security agreement, and, upon the occurrence of any such succession, will make such assignment; further provided that such assignee or transferee promptly agrees in writing to be bound by the terms and conditions of this Agreement. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Any attempted assignment in violation of this provision will be void and of no effect.

     5.8 Nature of Agreement. In operating under the Agreement, each Party will act independently and this Agreement will not be construed as creating any partnership, joint venture or incorporated business entity. Neither Party will have any authority to incur any liability or obligation whatsoever on behalf of the other.

     5.9 Notice. Any notice, demand, waiver, consent, approval or other communication which is required or permitted to be given to any Party under this Agreement will be in writing, will specifically refer to this Agreement, and will be effective on receipt, as evidenced in writing, when given by registered airmail or certified mail, postage prepaid, or overnight courier, and addressed, unless otherwise specified in writing, to the addresses of the Parties described below, and effective upon sending if sent by facsimile confirmed by a written transmission report:

          If to King:

          501 Fifth Street
          Bristol, TN 37620
          Fax: 423-990-2566
          Attention: General Counsel

          copy to:

          Jones Day
          222 East 41st Street
          New York, NY 10017
          Fax: 212-755-7306
          Attention: F. Dominic Cerrito, Esq.

          If to Cobalt:

          6500 Kitimat Road
          Mississauga, Ontario LN5 2Bb
          Fax: 905-363-0306
          Attention: Ian Jacobsen

          copy to:

          Foley & Lardner LLP
          3000 K Street, N.W.
          Washington, DC 20007
          Fax: 202-672-3465
          Attention: Steven A. Maddox
                     Douglas H. Carsten

          If to Aventis:

          Sanofi-Aventis Deutschland GmbH
          Patent-und Lizenzabteilung
          Industriepark Hoechst
          65926 Frankfurt am Main
          Germany
          Fax: 49-69-305-1790543
          Attention: General Manager
          copy to:

          Kaye Scholer LLP
          425 Park Avenue
          New York, New York 10022
          Fax: 212- 836-8689
          Attention: Joel Katcoff & Benjamin C. Hsing

     5.10 Severability. In the event any portion of this Agreement will be held illegal, void or ineffective, the remaining portions hereof will remain in full force and effect. If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions will be deemed inoperative to the extent that they may conflict therewith and will be deemed to be modified to conform with such statute or rule of law, and the remaining portions hereof will remain in full force and effect. In the event that the terms and conditions of this Agreement are materially altered as a result of this Section 5.10, the Parties will renegotiate the terms and conditions of this Agreement to resolve any inequities.

     5.11 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which will be an original and all of which will constitute together the same instrument.

     5.12 Recording. Any Party will have the right, at any time, to record, register, or otherwise notify this Agreement in appropriate governmental or regulatory offices anywhere within the Territory, and the other Parties will provide reasonable assistance to the recording, registering or notifying Party in effecting such recording, registering or notifying.

     5.13 No Party is the Drafter. This Agreement shall be deemed to have been mutually prepared by the Parties hereto and shall not be construed against any of them solely by reason of authorship.

     IN WITNESS WHEREOF, the Parties hereto have duly executed this Dismissal Agreement as of the date first above written.

                                        KING PHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                            Signature

                                            -----------------------------------
                                            Print Name

                                            -----------------------------------
                                            Title


                                        COBALT PHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                            Signature

                                            -----------------------------------
                                            Print Name

                                            -----------------------------------
                                            Title


                                        AVENTIS PHARMA DEUTSCHLAND GMBH, NOW
                                        DOING BUSINESS AS SANOFI-AVENTIS
                                        DEUTSCHLAND GMBH


                                        By:
                                            ------------------------------------
                                            Signature

                                            -----------------------------------
                                            Print Name

                                            -----------------------------------
                                            Title


                                        AVENTIS PHARMA DEUTSCHLAND GMBH, NOW
                                        DOING BUSINESS AS SANOFI-AVENTIS
                                        DEUTSCHLAND GMBH


                                        By:
                                            ------------------------------------
                                            Signature

                                            -----------------------------------
                                            Print Name

                                            -----------------------------------
                                            Title

                                    EXHIBIT A

                        FORM OF STIPULATION OF DISMISSAL

                          UNITED STATES DISTRICT COURT
                            DISTRICT OF MASSACHUSETTS

                                                                Civil Action No.
                                                                  03-10492-JLT

        AVENTIS PHARMA DEUTSCHLAND GMBH and KING PHARMACEUTICALS, INC.,
                                  Plaintiffs,

                                       v.

                         COBALT PHARMACEUTICALS, INC.,
                                   Defendant.

                            STIPULATION OF DISMISSAL

          Pursuant to Rule 41(a)(1)(ii), Fed. R. Civ. P., IT IS HEREBY STIPULATED AND AGREED, by and between Aventis Pharma Deutschland GmbH, King Pharmaceuticals, Inc., and Cobalt Pharmaceuticals, Inc., through their undersigned counsel of record, that this action be and hereby is voluntarily dismissed in its entirety without prejudice, including all claims and counterclaims by and against all parties arising out of the pleadings in this action.

Robert J. Muldoon, Jr. - BBO # 359480   Wm. Shaw McDermott - BBO # 330860   Alan D. Rose - BB0 #427280
Margaret H. Paget - BBO # 567679        Tara C. Clancy - BBO # 567020       Michael L. Chinitz - BBO #552915
Sherin and Lodgen LLP                   Kirkpatrick & Lockhart LLP          Rose & Associates
101 Federal Street                      75 State Street                     29 Commonwealth Avenue, 6th floor
Boston, MA 02110                        Boston, MA 02109                    Boston, MA 02116
Phone: (617) 646-2000                   Tel. (617) 261-3100                 Tel. (617) 536-0040
Fax: (617) 646-2222                     Fax. (617) 261-3175                 Fax. (617) 536-4400

F. Dominic Cerrito                      Joel Katcoff                        Steven A. Maddox
Daniel L. Malone                        Benjamin C. Hsing                   Douglas H. Carsten
Eric P. Stops                           Kaye Scholer LLP                    Foley & Lardner LLP

Jones Day                               425 Park Avenue                     3000 K Street, N.W.
222 East 41st Street                    New York, New York 10022            Washington, DC 20007
New York, NY 10017-6702                 Tel. (212) 836-8000                 Tel. 202-672-5465
Phone: (212) 326-3939                   Fax. (212) 836-8689                 Fax. 202-672-5399
Fax: (212) 755-7306

Attorneys for Plaintiff                 Attorneys for Plaintiff             Attorneys for Cobalt
King Pharmaceuticals, Inc.              Aventis Pharma Deutschland GmbH,    Pharmaceuticals, Inc.
                                        now doing business as
                                        Sanofi-Aventis Deutschland GmbH


                                       -2-